                                                                    Exhibit 23.1

Lazar Levine & Felix LLP

                         Consent of Independent Auditors

     We consent to the use in this Registration Statement (Form SB-2) in connection with the registration under the Securities Act of 1933, as amended, of 1,222,992 shares of common stock of our report dated April 8, 1999, with respect to the financial statements of PTN Media, Inc. as of and for the years ended December 31, 1998 and 1997, and to the reference to our firm under the caption "Experts" in this registration statement.


                                                /s/ Lazar Levine & Felix LLP

  New York, NY
  February 3, 2000